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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
PRECISION CASTPARTS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRECISION CASTPARTS CORP.
4650 SW Macadam, Suite 440
Portland, Oregon 97239

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
August 11, 2004

        You are invited to attend the Annual Meeting of Shareholders of Precision Castparts Corp. The meeting will be held on Wednesday, August 11, 2004 at 9:00 a.m., Pacific Time, in the Queen Marie Ballroom of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon. The Company will conduct the following business:

  1.
  Electing three directors to serve for three-year terms;

  2.
  Ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants for the year ending April 3, 2005;

  3.
  Conducting any other business that is properly raised before the meeting.

        Only shareholders of record at the close of business on June 18, 2004 will be able to vote at the meeting.

        Your vote is important. Please sign, date and return your proxy card to us in the return envelope as soon as possible. If you plan to attend the meeting, please mark the appropriate box on the proxy card so we can prepare an accurate admission list. If you attend the meeting and prefer to vote in person, you will be able to do so.

By Order of the Board of Directors,
/s/ ROGER A. COOKE Roger A. Cooke Secretary
Portland, Oregon July 2, 2004

PRECISION CASTPARTS CORP.
4650 SW Macadam, Suite 440
Portland, Oregon 97239

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

        The Board of Directors of Precision Castparts Corp. (the "Company" or "PCC") solicits your proxy in the form enclosed with this proxy statement. The proxy will be used at the 2004 Annual Meeting of Shareholders, which will be held on Wednesday, August 11, 2004 at 9:00 a.m., Pacific Time, in the Queen Marie Ballroom of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon. The proxy may also be used at any adjournment of the meeting. You may submit your proxy to us by mail using the enclosed proxy form. We are sending this statement and the enclosed proxy form and voting instructions to you on or about July 7, 2004.

        Shareholders of record at the close of business on June 18, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof. The Company's outstanding voting securities on June 18, 2004 consisted of 64,768,656 shares of Common Stock, each of which is entitled to one vote on all matters to be presented at the meeting. The Common Stock does not have cumulative voting rights.

        If you have properly submitted your proxy and have not revoked it prior to the Annual Meeting, we will vote your shares according to your instructions on the proxy. If you do not provide any instructions, we will vote your shares: (a) for the nominees listed in Proposal 1; (b) for the ratification of the appointment described in Proposal 2; and (c) in accordance with the recommendations of the Company's management on other business that properly comes before the meeting or matters incident to the conduct of the meeting. If you properly submit your proxy but attend the meeting and choose to vote personally, our ability to exercise the proxy will be suspended. You also may revoke your proxy by notifying Roger A. Cooke, the Secretary of the Company, in writing at the address listed above prior to our exercise of the proxy at the Annual Meeting or any adjourned meeting.

PROPOSAL 1:    ELECTION OF DIRECTORS

We Recommend a Vote "For" All Nominees

        The Board of Directors consists of eight directors. As required by the Company's bylaws, the Board of Directors is divided into three classes. The term of office for one of the classes expires each year. This year, the terms of Messrs. Bridenbaugh, Rothmeier and Travis will expire and each is a nominee for reelection. If elected, the terms of Messrs. Bridenbaugh, Rothmeier and Travis will expire in 2007. If any of them becomes unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy.

        The following table provides the name, age, principal occupation and other directorships of each nominee and continuing director, the year in which he became a director of the Company and the year in which his term expires. Except as otherwise noted, each has held his principal occupation for at least five years.

        If a quorum of shares is present at the meeting, the three nominees for director who receive the greatest number of votes cast at the meeting will be elected directors. We will treat abstentions and broker nonvotes as shares present but not voting.

Name, Age, Principal Occupation and Other Directorships	Director Since	Term Expires
Nominees
Peter R. Bridenbaugh — 63 President of P. Bridenbaugh, Inc., an organization providing consulting services; until retiring in January 1998, Executive Vice President—Automotive, Aluminum Co. of America, an integrated producer of aluminum and other products for the packaging, aerospace, automotive, building and construction, and commercial and industrial markets; from 1993 to 1996, Executive Vice President and Chief Technical Officer, Aluminum Co. of America.	1995	2004
Steven G. Rothmeier — 57 Chairman and Chief Executive Officer of Great Northern Capital, a private investment and merchant banking firm, since March 1993. Mr. Rothmeier is also a director of GenCorp. Inc., Waste Management, Inc. and Great Northern Asset Management.	1994	2004
J. Frank Travis — 68 Managing General Partner of Sivart Holdings, a limited partnership engaged in investment and investment management; from 1996 to 1999, Vice Chairman of Ingersoll-Rand Co., a diversified manufacturing company.	1999	2004
Directors Whose Terms Continue
Mark Donegan — 47 Chairman and Chief Executive Officer of the Company. Mr. Donegan came to PCC from General Electric Company in 1985. He has held numerous management positions with the Company before becoming Chairman. Prior to assuming his current responsibilities, Mr. Donegan was President of the Company and was elected to the position of Chairman following the Annual Meeting of Shareholders in August 2003.	2001	2006
Dean T. DuCray — 63 Chairman, President and Chief Executive Officer of Jancor Companies, Inc., a manufacturer of vinyl products, since April 2002. Retired from York International Corp., a manufacturer of heating, air conditioning, ventilation and refrigeration equipment in April 1998 where he served as Vice President and Chief Financial Officer.	1996	2005
Don R. Graber — 60 Chairman of the Board of Directors of Huffy Corporation, a manufacturer of sporting goods equipment and provider of retail services, since December 1997; from 1997 to 2004 President and Chief Executive Officer of Huffy Corporation; previously President of Worldwide Household Products Group, The Black & Decker Corporation. Mr. Graber is also a director of Huffy Corporation, MTC Technologies, Inc. and Amcast Industrial Corporation.	1995	2005
Vernon E. Oechsle — 61 Retired; until May 2001, Chairman and Chief Executive Officer of Quanex Corporation, a manufacturer of steel bars, aluminum shapes and steel tubes and pipes.	1996	2006

Byron O. Pond, Jr. — 67 Chairman of the Board of Directors of Amcast Industrial Corporation, a producer of fabricated metal products and cast and tubular metal products for the automotive, construction and industrial markets, since February 2001; Chief Executive Officer of Amcast Industrial Corporation from 2001 to 2003; retired in March 2000 as Chairman of Arvin Industries, Inc., a manufacturer and supplier of automotive parts. Mr. Pond also serves as a director of Amcast Industrial Corporation, Cooper Tire and Rubber Company and GSI Lumonics, Inc.	1999	2005

Board of Directors and Committees

        Under Oregon law, PCC is managed under the direction of the Board of Directors. The Board establishes broad corporate policies and authorizes various types of transactions, but it is not involved in day-to-day operational details. During fiscal 2004, the Board held 4 regular meetings. PCC encourages but does not require members of the Board to attend the annual shareholders' meeting. Last year, all members did attend the annual meeting.

        The Board has three standing committees. The table below shows the number of meetings conducted in fiscal 2004 and the directors who currently serve on these committees. The functions of the committees are described in the paragraphs following the table.

Board Committees
Director	Audit	Compensation	Nominating & Corporate Governance
Mr. Bridenbaugh			X
Mr. Donegan
Mr. DuCray	X (Chair)
Mr. Graber		X	X (Chair)
Mr. Oechsle	X	X
Mr. Pond			X
Mr. Rothmeier		X (Chair)
Mr. Travis	X
2004 Meetings	5	4	3

        During fiscal 2004, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he served.

Corporate Governance

        PCC maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including PCC's Corporate Governance Guidelines, its Code of Business Conduct and Ethics and charters for the Audit, Nominating & Corporate Governance and Compensation Committees of the Board of Directors. The corporate governance page can be found at www.precast.com, by clicking on "PCC Corporate Center" and then "Corporate Governance."

        PCC's policies and practices reflect corporate governance initiatives that are compliant with SEC rules, the listing requirements of the New York Stock Exchange (NYSE) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

    •
    The Board of Directors has adopted corporate governance policies;

    •
    A majority of the Board members are independent of PCC and its management;

    •
    All members of the board committees are independent;

    •
    The non-management members of the Board of Directors meet regularly without the presence of management;

    •
    PCC has a code of business conduct that also applies to all of its officers; and

    •
    PCC's Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters which are incorporated into a web-based and telephonic reporting program available to all employees.

        No member of the Board is independent unless the Board of Directors affirmatively determines that the member has no material relationship with PCC or any of its subsidiaries (either directly or as a partner, shareholder or officer of an entity that has a relationship with PCC or any of its subsidiaries). The Board of Directors has adopted categorical standards it uses to determine the independence of its members. These standards are consistent with the New York Stock Exchange corporate governance listing standards and are as follows:

  1.
  A member who is an employee, or whose immediate family member is an executive officer of PCC or any of its subsidiaries is not independent until three years after such employment has ended.

  2.
  A member who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from PCC or any of its subsidiaries, other than director or committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in ay way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  3.
  A member who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, any present or former internal or external auditor of PCC or any of its subsidiaries is not independent until three years after such affiliation or employment has ended.

  4.
  A member who is employed, or whose immediate family member is employed, as an executive officer of another company on whose compensation committee any of PCC executive officers serve is not independent until three years after such service or employment has ended.

  5.
  A member who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, PCC or any of its subsidiaries for property or services in an amount which, in any fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues is not independent until three years after falling below such threshold.

        The Board of Directors has determined that all of its members, other than Mr. Donegan, are independent and meet these standards. Mr. Donegan is not independent because he is an executive officer of PCC.

        Meetings of the non-management directors are conducted under the direction of a non-management director, chosen on a rotating basis in advance of each meeting. Such director develops the agenda of matters he wishes the non-management directors to consider at their regularly scheduled meetings. Shareholders and other interested parties may communicate with the non-management directors by written inquiries sent to Precision Castparts Corp., Attention: Non-Management Directors, 4650 SW Macadam Avenue, Ste. 440, Portland, Oregon 97239-4262. PCC's Vice President Regulatory and Legal Affairs will review such inquiries or communications. Communications other than advertising or promotions of a product or service will be forwarded to the presiding, non-management Board member.

        The Nominating & Corporate Governance has the responsibilities set forth in its charter, including:

  1.
  Recommending the size of the Board within the boundaries imposed by the By-Laws.

  2.
  Recommending selection criteria for nominees for election or appointment to the Board.

  3.
  Conducting independent searches for qualified nominees and screening the qualifications of candidates recommended by others.

  4.
  Recommending to the Board for its consideration one or more nominees for appointment to fill vacancies on the Board as they occur and the slate of nominees for election at the annual meeting.

  5.
  Reviewing and making recommendations to the Board with respect to compensation of directors and corporate governance.

When assessing a director candidate's qualifications, the Committee will consider, among other factors, an analysis of candidate's qualification as independent, as well as the candidate's integrity and moral responsibility, experience at the policy-making level, ability to work constructively with the Chief Executive Officer and other members of the Board, capacity to evaluate strategy, availability of and willingness to devote time to the Company and awareness of the social, political and economic environment.

        A copy of the Nominating & Corporate Governance Committee Charter can be found on our website at www.precast.com. Consistent with the rules of the NYSE, all members of the Committee are independent.

        The Nominating & Corporate Governance Committee will consider qualified candidates for director properly submitted by the Company's shareholders. Shareholders who wish to submit names to the Committee for consideration at the 2005 Annual Meeting of Shareholders should do so in writing between June 3, 2005 and June 28, 2005, addressed to the Nominating & Corporate Governance Committee, Precision Castparts Corp., 4650 SW Macadam Avenue, Ste. 440, Portland, Oregon 97239-4262, setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company beneficially owned by the shareholder.

Audit Committee Disclosure

        The Audit Committee of the Board operates pursuant to a charter and is responsible for, among other things, the appointment of the independent auditors for the Company; reviewing with the auditors the plan and scope of the audit and approving audit fees; monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In May 2004, the Board of Directors approved and adopted an amended charter for the Audit Committee which is attached to this Proxy Statement as Exhibit A.

        A copy of the charter can be found on our website at www.precast.com. Consistent with the rules of the New York Stock Exchange, all members of the Audit Committee are independent. The Board of Directors has determined that Mr. DuCray is an audit committee financial expert as defined by the Securities and Exchange Commission.

Report of the Audit Committee

        The Audit Committee reports as follows:

  •
  The Audit Committee reviewed the Company's audited financial statements and discussed them with management. Management represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited consolidated financial information with management and PricewaterhouseCoopers LLP, the Company's independent auditors, which included a discussion of the quality, and not just the acceptability, of the accounting principles and the reasonableness of significant judgments. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

  •
  The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, matters required to be discussed by SAS No. 61 (Communication with Audit Committees), as amended.

  •
  The Audit Committee received from the independent auditors the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee discussed with the independent auditors the auditor's independence from the Company and its management.

  •
  Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 28, 2004.

        The Audit Committee and the Board also have appointed PricewaterhouseCoopers LLP to be the Company's independent auditors for 2005 and are submitting this selection for ratification by the shareholders.

                      Dean T. DuCray, Chairman
                      Vernon E. Oechsle
                      J. Frank Travis

Principal Accounting Firm Fees

        The Company incurred the following fees for services performed by the Company's principal accounting firm, PricewaterhouseCoopers LLP, in fiscal 2004 and fiscal 2003:

2004
Audit Fees	$1,906,988
Audit Related Fees	857,434
Tax Fees	493,782
All other fees	0
2003
Audit Fees	$1,310,671
Audit Related Fees	497,613
Tax Fees	1,153,681
All other fees	0

        Audit Fees include annual audit of the Company's consolidated financial statements and review of interim financial statements in the Company's Quarterly Reports on Form 10-Q.

        Audit Related Fees include audits of the Company's employee benefit plans, acquisition due diligence, review of registration statements and issuance of comfort letters and other audit reports required by regulation or contract.

        Tax Fees include review and assistance with tax returns for various legal entities of the Company, global expatriate services and tax advice and planning for income and other taxes.

        The Audit Committee appoints the outside auditor and approves the fee to be paid to the outside auditor. The Audit Committee is also responsible for reviewing and approving engagements of significant non-audit work performed by the outside auditors, and approved all audit related and tax fees. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from shareholders.

Director Compensation and Stock Ownership Guidelines

        The Company's directors, other than full-time employees, are paid an annual retainer of $40,000, plus $2,000 for each Board meeting attended, and $1,500 for each committee meeting attended. An additional annual retainer of $10,000 is paid to the Chairman of the Audit Committee and retainers of $5,000 are paid to each of the Chairmen of the Compensation and Nominating & Corporate Governance Committees.

        For a number of years, the Board of Directors implemented a policy pursuant to which any director who was not an employee of the Company and had not, within two years, been an employee of the Company (a "Nonemployee Director") received options under a Stock Incentive Plan ("Directors' Option Award"). The exercise price for all options granted under the Directors' Option Award was the fair market value of the Common Stock on the date the option was granted. On the day following each annual meeting of shareholders, each Nonemployee Director was automatically granted an option to purchase a fixed number of shares of Common Stock. Following the 2003 Annual Meeting of Shareholders, Messrs. Bridenbaugh, DuCray, Graber, Oechsle, Pond, Rothmeier and Travis each were granted an option for 2,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant in accordance with the terms of the Directors' Option Award. All options have a 10-year term from the date of grant. Each option becomes exercisable for 25 percent of the number of shares covered by the option at the end of each of the first four years of the option term. Options may be exercised only while the optionee is a director of the Company, within one month after the date the optionee terminates service as a director or within one year after the optionee's death or disability or retirement under the Company's policy requiring retirement of directors. Options become fully exercisable upon normal retirement or in the event a director resigns or is removed within 12 months of a change in control of the Company. Options awarded following the 2003 annual meeting of shareholders provide for acceleration of vesting and remain exercisable for their full term if the director retires at normal retirement age. In May 2004, the Board of Directors approved a deferred stock unit program (the "Deferred Stock Unit Program") under the current Stock Incentive Plan to replace its Directors' Option Award. Under the Deferred Stock Unit Program, each nonmanagement director who continues as a director immediately following the Company's annual meeting of shareholders will receive an annual deferred stock unit award. The award will entitle the director to receive one share of common stock of the Company for each vested deferred stock unit ("Deferred Stock Unit") held by the director on the date the director ceases to be a director for any reason. The number of Deferred Stock Units granted each year will be determined by dividing $50,000 by the fair market value of the Company's common stock on the date the Deferred Stock Unit is granted. The Deferred Stock Units will vest in equal annual increments over a three year period following the date of grant beginning on the first anniversary of the grant date. Vesting will accelerate upon death or disability of the director, retirement of the director from the board of directors under the Company's director retirement policy, or upon a change of control of the Company. The shares of common stock deliverable pursuant to the terms of the Deferred Stock Unit will be delivered by the Company upon termination of service as a director unless the director elects further deferral under the Deferred Stock Unit Program. If a director ceases to be a director for any reason that does not result in acceleration all unvested Deferred Stock Units held by the director are forfeited. If cash dividends are paid on the Company's common stock while Deferred Stock Units are outstanding, the holder of Deferred Stock Units will receive additional whole or fractional Deferred Stock Units equal to the value of the dividends that would have been paid on the common stock deliverable under the Deferred Stock Units divided by the closing stock price of the common stock on the dividend payment date. The first award under the Deferred Stock Unit Program will be made following the 2004 Annual Meeting of Shareholders.

Stock Ownership Guidelines

        The Board believes that, in order to better align the interests of individual Board members with those of the Company's shareholders, it is important for Board members to own Company common stock. Accordingly, in May 2003 the Board established a guideline by which Board members are required to own stock, stock units or other equivalents equal to three times their annual retainer within four years of their joining the Board or the adoption of this guideline. All directors have met their stock ownership guidelines.

Insurance

        The directors and officers of PCC and its subsidiaries are insured, subject to certain exclusions, against losses resulting from any claim or claims made against them while acting in their capacities as directors and officers. PCC companies are also insured, subject to certain exclusions and deductibles, to the extent that they have indemnified their directors and officers for any such losses pursuant to the indemnification provisions of the Company's articles of incorporation and bylaws. Such insurance, effective April 1, 2004 through April 1, 2005, is provided by Federal Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA, Twin City Fire Insurance Company, St. Paul Mercury Insurance Company and ACE American Insurance Company. The total cost of this insurance is $1,201,047.

        Fiduciary liability insurance provides coverage for PCC companies, their directors and officers, and any employee deemed to be a fiduciary or trustee, for breach of fiduciary responsibility, obligation, or duties as imposed under applicable law. This coverage, provided by Federal Insurance Company was renewed, effective April 1, 2004 through April 1, 2005, for a cost of $78,650.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company's Common Stock as of May 1, 2004 by the Chief Executive Officer, by each of the other four most highly compensated executive officers, by the directors and by the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer is less than 1% of the outstanding shares.

Name	Number of Shares Beneficially Owned	Options Exercisable Within 60 Days	Total
Peter R. Bridenbaugh	2,000	12,500	14,500
Roger A. Cooke	18,527	107,141	125,668
Mark Donegan	62,493	—	62,493
Dean T. DuCray	4,300(1)	10,500	14,800
Don R. Graber	1,000	10,500	11,500
Steven G. Hackett	3,877	—	3,877
William D. Larsson	12,000	94,602	106,602
Vernon E. Oechsle	2,000	8,500	10,500
Byron O. Pond, Jr.	3,000	3,500	6,500
Steven G. Rothmeier	5,000	15,500	20,500
J. Frank Travis	3,000	4,500	7,500
Peter G. Waite	7,574(2)	90,943	98,517
All directors and executive officers as a group (19 persons)	153,828	567,986	721,814

(1)
Includes 800 shares held in trust for children of Mr. DuCray

(2)
Includes 1,500 shares owned by children of Mr. Waite

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors is composed of three independent directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. The Compensation Committee also is responsible for developing the Company's executive compensation policies.

        The Company's compensation policies for corporate executive officers (including the named executive officers) are designed to compensate the Company's executives fairly and to provide incentives for the executives to manage the Company's businesses effectively for the benefit of its shareholders. In fiscal 2004, in accordance with its Charter, the Compensation Committee retained the services of an independent consultant with special expertise in compensation matters to assist the Committee and the Board of Directors in the design and monitoring of compensation arrangements that are fair and competitive for the executives and consistent with the objectives of the shareholders. The consultant compared the current compensation of the Company's executive officers with compensation from a custom group of ten companies selected by the consultant. The comparator group of companies included companies of similar size, complexity and management structure as the Company and its significant operating subsidiaries. Industry classifications, growth trends and other business characteristics were also considered in selecting the comparator group of companies.

        The key objectives of the Company's compensation policies for executive officers (including the named executive officers) are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhance shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the general policy of the Compensation Committee to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants in order that the total compensation (base salary, cash bonus and stock options) of the Company's executive officers is at or progresses toward the 75th percentile of the comparator group of companies.

Executive Officer Compensation Program

        The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

Salary.    The Compensation Committee established base salaries for the Company's executive officers in fiscal 2004 after taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Committee also considered the Company's executive officers' salaries relative to salary information from the comparator group of companies previously identified in the consultant's report described above.

        After considering the information on individual performance and the comparative information provided by the compensation consultant, the Compensation Committee made specific adjustments to the fiscal 2003 compensation levels of the executive officers as determined to be appropriate in the circumstances and in furtherance of the Company's compensation policies.

Cash Bonuses.    The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive to executives and other employees to achieve predetermined division and Company performance objectives. For fiscal 2004, the Company's executive incentive bonuses were determined pursuant to the Company's Executive Performance Compensation Plan, which was approved by shareholders at the 2002 Annual Meeting. Under this plan, the Compensation Committee annually selects a threshold parameter for the participating officers, consisting of one or more performance criteria for the Company. If the threshold parameter is not achieved, no performance compensation award is paid for that year. The threshold parameter was met for fiscal 2004.

        If the threshold parameter is met, the exact amount of the cash bonus payable to the executive officer is determined at the discretion of the Compensation Committee with reference to pre-established performance criteria. In fiscal 2004, the Compensation Committee adopted the performance criteria set forth in three separate cash bonus programs which are applicable to the five named executive officers of the Company. The Corporate Bonus Program is applicable to Messrs. Donegan, Larsson and Cooke, the PCC Structurals and SPS Fasteners Executive Bonus Programs are applicable to Mr. Hackett and the PCC Airfoils Executive Bonus Program is applicable to Mr. Waite. In approving final bonuses for executive officers for fiscal 2004, the Compensation Committee considered the degree to which each executive officer had achieved the performance criteria applicable to him and exercised its discretion in a manner that resulted in each executive officer's bonus award being reduced to the amount determined under the applicable plan that correlated to the achieved level of performance, except that two of the five named executive officers also received a special bonus under the discretionary bonus provisions of the Corporate Bonus Program.

Stock Options.    Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's stock incentive plans, the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of non-statutory stock options to acquire the Company's Common Stock at an exercise price equal to the fair market value of the shares on the date of grant. The number of shares granted to executive officers was consistent with the Compensation Committee's general policy to consider individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. The options vest in 25 percent increments over the four-year period following grant. All non-statutory stock options granted to date become fully exercisable upon a change in control of the Company.

Chief Executive Officer Compensation

        The Compensation Committee annually determines the Chief Executive Officer's compensation. For fiscal 2004, Mr. Donegan earned $1,618,400 in salary and bonus as shown in the Summary Compensation Table on page 14. The Committee considered this level of payment appropriate in view of the effectiveness of Mr. Donegan's continuing leadership of the Company in an unusually challenging global economic environment. It has been the Committee's practice to determine the Chief Executive Officer's base salary following a review of the salaries of chief executive officers for companies of comparable size and industry and upon a review of the Chief Executive Officer's performance. In keeping with the compensation policies described above, which emphasize both short-term and long-term performance rewards rather than base salary only, the Chief Executive Officer's cash compensation (base salary and annual cash bonus), is normally set between the 50th and the 75th percentile of cash compensation paid to the chief executive officers of the comparator group of companies and the Chief Executive Officer's bonus is determined under the Executive Performance Compensation Plan procedures described under Cash Bonuses above, based upon the level of achievement of pre-established performance objectives and the exercise of the Committee's discretionary powers. Mr. Donegan's cash compensation for fiscal 2004 came within these parameters. The annual stock option grant to Mr. Donegan in fiscal 2004 was consistent with the Committee's general policy, which considers individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. Additional information regarding the option grant is set forth below under "Option Grants in Last Fiscal Year."

Stock Ownership Guidelines

        The Compensation Committee has endorsed stock ownership guidelines for all senior level executives. Under these guidelines, executives are expected to own Company Common Stock or Common Stock equivalents worth a multiple of their base salary. The multiple varies from between .50 to 3 times salary, with the multiple increasing in accordance with the executive's responsibilities within the Company. Individuals are given four years to achieve the target ownership levels. All senior level executives have met their stock ownership guidelines.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code ("Code") generally limits the tax deduction to $1 million for compensation paid to the corporation's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit.

        In August 2002, the shareholders approved the Executive Performance Compensation Plan (the "Plan"). The Plan was developed to reflect current competitive market practices within the limitations of Section 162(m) and replaced the Company's Executive Performance Compensation Plan which had been in effect prior to fiscal 2003. Incentive compensation over $1 million paid under the Plan should be deductible.

                      Steven G. Rothmeier, Chairman
                      Don R. Graber
                      Vernon E. Oechsle

Summary Compensation Table

        The following table sets forth compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years.

		Annual Compensation[1]				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus[2]	Other Annual Compensation[3]		Number of Options[4]	All Other Compensation[5]
Mark Donegan[6] Chairman and Chief Executive Officer	2004 2003 2002	$740,000 630,000 487,500	$878,400 870,480 800,000		— — —	200,000 242,500 110,000	$700 700 4,075
Peter G. Waite Executive Vice President and President—PCC Airfoils, Inc.	2004 2003 2002	468,750 453,750 431,250	681,329 806,088 921,796	$	— 12,474 52,316	15,000 — 8,000	13,575 12,225 12,019
William D. Larsson Senior Vice President and Chief Financial Officer	2004 2003 2002	401,251 376,250 355,000	444,960 429,760 470,270		4,922 7,783 17,405	29,757 48,846 45,621	6,565 6,440 5,690
Roger A. Cooke Vice President Regulatory and Legal Affairs	2004 2003 2002	342,501 325,000 305,010	308,050 308,380 338,880		— — 8,960	27,332 44,015 41,480	6,040 3,607 5,290
Steven G. Hackett Senior Vice President and President—Fastener Products Group	2004 2003 2002	273,941 218,759 172,841	357,669 311,674 281,072		— — 448	15,000 27,343 20,000	6,356 5,535 4,924

1
Includes compensation deferred at the election of the executive officers under the Company's 401(k) Plan and Executive Deferred Compensation Plan.

2
These amounts are cash awards under the bonus plans described under Cash Bonuses in the Report of the Compensation Committee on Executive Compensation above.

3
Under the Company's Executive Deferred Compensation Plan, a participant may elect to defer salary and/or bonus on an unsecured basis and may select from a menu of public mutual funds, a Prime Rate Plus 2 percent performance option or a Company common stock option which tracks the performance of PCC's common stock to determine the rate of return on deferred compensation. The figures shown represent performance adjustments on amounts deferred at the election of the named executive officer under the Prime Rate Plus 2 percent option to the extent such adjustments exceeded 120 percent of the applicable federal long-term rate. The figures shown also include amounts reimbursed during the fiscal year for the payment of taxes related to the Supplemental Executive Retirement Plan.

4
Represents shares of Common Stock issuable upon exercise of non-statutory stock options as described under Stock Options in the Report of the Compensation Committee on Executive Compensation.

5
Includes term life insurance premiums paid by the Company and Company matching contributions under 401(k) plans.

6
Prior to August 2003, Mr. Donegan held the position of President and Chief Executive Officer and prior to July 2002, he held the position of President and Chief Operating Officer.

Option Grants in Last Fiscal Year

        The following table provides information regarding stock options granted to the named executive officers who received options in fiscal 2004.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]($)
	Number of Securities Underlying Options Granted[1]	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share ($)	Expiration Date
					5%	10%
Mark Donegan	200,000	20.6	39.99	11/11/13	5,029,860	12,746,740
Peter G. Waite	15,000	1.5	39.99	11/11/13	377,240	956,006
William D. Larsson	29,757	3.1	39.99	11/11/13	748,368	1,896,524
Roger A. Cooke	27,332	2.8	39.99	11/11/13	687,381	1,741,969
Steven G. Hackett	15,000	1.5	39.99	11/11/13	377,240	956,006

1
Options are granted at an exercise price equal to fair market value at the date of grant (the lowest sale price on the New York Stock Exchange on the grant date). Options become exercisable for 25 percent of the shares one year after the date of grant and for 25 percent of the shares each year thereafter. Each of the options is subject to accelerated vesting in the event of a change in control of the Company. Each option terminates 12 months following death, disability or retirement at normal retirement age or bona fide early retirement and six months after termination of employment for any other reason. Options awarded after November 2003 to participants in the Company's Supplemental Executive Retirement Plan provide for acceleration of vesting and remain exercisable for their full term if the optionee remains in the employ of the Company to normal retirement age.

2
In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of five percent and ten percent from the date the options were granted over the full option term and do not represent the Company's estimate or projection of the future stock price.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table indicates (i) stock options exercised by named executive officers during fiscal 2004, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of the Company's fiscal year-end, March 28, 2004, and (iii) the value of "in-the-money" options at March 28, 2004.

Name	Shares Acquired on Exercise	Value Realized[1] ($)	Number of Unexercised Options Held at Fiscal Year-End (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options at Fiscal Year-End (Exercisable/ Unexercisable)[2]($)
Mark Donegan	251,989	4,570,165	—/458,310	—/5,926,217
Peter G. Waite	49,998	1,133,505	90,943/34,668	1,072,565/242,710
William D. Larsson	49,636	1,654,816	94,602/99,597	1,480,256/1,430,621
Roger A. Cooke	25,000	620,783	87,141/107,882	1,574,151/1,717,154
Steven G. Hackett	40,121	734,635	—/48,367	—/720,546

1
Value realized equals fair market value of the stock on the date of exercise, less the exercise price, times the number of shares acquired. Taxes must be paid by the individual on the value realized.

2
Value of unexercised in-the-money options equals the fair market value of a share into which the option can be converted at March 28, 2004 (market price $43.02), less exercise price, times the number of options outstanding.

Equity Compensation Plan Information

        The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at March 28, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,759,326	$27.52	1,734,883	[1]
Equity compensation plans not approved by security holders[2]	2,532,705	$27.13	2,322,067

Total	4,292,031	$27.29	4,056,950

1
Under the Company's 1994 Stock Incentive Plan (the "1994 Plan"), 264,883 shares of Common Stock remain available for issuance. These shares may be issued at the discretion of the Board of Directors as restricted stock, nonqualified or incentive stock options, stock appreciation rights, stock bonuses, restricted stock and cash bonus rights to key employees of the Company and its subsidiaries. At this time, no awards other than options have been issued under the 1994 Plan. 1,470,000 shares of Common Stock remain available for issuance under the Company's 2001 Stock Incentive Plan (the "2001 Plan"). The 2001 Plan permits the Board of Directors to make awards to (1) selected employees, officers and directors and (2) selected nonemployee agents, consultants, advisers and independent contractors. These awards can be incentive stock options, nonstatutory stock options, stock bonus awards and restricted stock. Shares of Common Stock awarded as stock bonuses or sold as restricted stock may not together exceed 20 percent of the shares authorized for issuance under the 2001 Plan. At this time, no awards other than options have been issued under the 2001 Plan.

2
The Company's 1999 Nonqualified Stock Option Plan (the "1999 Plan") as initially adopted and subsequently amended provides for the issuance of up to 6,000,000 shares of Common Stock upon the exercise of nonqualified stock options granted to employees (excluding employees who are officers or directors of the Company) of the Company and its subsidiaries. The Board of Directors administers the 1999 Plan or it may delegate this duty to any of its committees. The option exercise price may be any amount determined by the Board of Directors. The 1999 Plan will continue in effect until all shares available for issuance under the 1999 Plan have been issued and all restrictions on such shares have lapsed.

Return to Shareholders Performance Graph

        The following line graph provides a comparison of the annual percentage change in the Company's cumulative total shareholder return on its Common Stock to the cumulative total return of the S&P 500 Index and the S&P 500 Aerospace Index. The comparison assumes that $100 was invested on March 31, 1999 in the Company's Common Stock and in each of the foregoing indices and, in each case, assumes the reinvestment of dividends.

MEASUREMENT PERIOD
(by fiscal year)

	1999	2000	2001	2002	2003	2004
S&P 500	100.00	117.94	92.38	92.60	69.67	92.62
S&P 500 Aerospace	100.00	86.95	105.99	116.08	77.81	108.25
Precision Castparts Corp.	100.00	91.35	166.03	178.59	120.76	218.71

Retirement Plans

        The Company and its subsidiaries maintain defined benefit pension plans and defined contribution plans (the "retirement plans") covering the named executive officers. Executive officers and those directors who are full-time employees receive benefits at retirement under one or more of the retirement plans.

        The benefits under the defined benefit plans covering the named executive officers are based on the average monthly salary in the five consecutive years of highest compensation (exclusive of some or all of bonuses) and length of service with the Company. Employees do not contribute to those retirement plans, and the amount of the Company's annual contribution is based on an actuarial determination. One of the retirement plans provides that a participant's accrued benefit will become 100 percent vested upon the occurrence of a change in control of the Company and provides for disposition to participants of any surplus assets in the retirement plan upon termination of the retirement plans following a change in control of the Company.

        The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") for the named executive officers. The SERP provides participating employees with a supplemental retirement benefit upon normal retirement at age 65 with 10 or more credited years of service. The SERP is designed to pay a basic monthly annuity benefit equal to 60 percent of Final Average Pay (defined as the average of the highest three calendar years of compensation out of five consecutive years of covered employment including all of any bonus and all of any deferred compensation) minus the amount of any benefits under the participant's retirement plans and the Primary Social Security Benefit (as defined in the SERP). For participants retiring with between 10 and 20 benefit-credited years of service at age 65, the basic benefit under the SERP formula before offset is reduced by 1/20th for each year less than 20. There is a provision for an actuarially reduced early retirement benefit at or after age 55 with at least 10 years of service. For participants retiring with more than 20 years of service at age 65, the benefit is (a) the basic benefit before offset, plus (b) 0.5 percent of Final Average Pay times years of service over 20, minus (c) the amount of any benefits under the participant's retirement plans and the Primary Social Security Benefit. Service and pay can continue to accrue if retirement is deferred past age 65, but there is no actuarial increase for deferred start of benefits after age 65. In lieu of an annuity benefit, the SERP provides for lump-sum payment of a participant's benefit at or after retirement and of an accelerated vested benefit in the event of termination of employment following a change in control of the Company. Each of the named executive officers of the Company has been designated as a participant in the SERP.

        The following table shows the estimated annual benefits payable under the defined benefit plans and SERP to each of the named executive officers upon normal retirement at age 65 as of April 1, 2004. The amounts listed are net of an offset for estimated Social Security benefits.

	Benefit Years at Retirement
Average Earnings Credited for Retirement Benefits
	10	15	20	25	30	35
$ 400,000	$99,000	$159,000	$219,000	$229,000	$239,000	$249,000
550,000	144,000	226,000	309,000	322,000	336,000	350,000
700,000	189,000	294,000	399,000	416,000	434,000	451,000
850,000	234,000	361,000	489,000	510,000	531,000	552,000
1,000,000	279,000	429,000	579,000	604,000	629,000	654,000
1,150,000	324,000	496,000	669,000	697,000	726,000	755,000
1,300,000	369,000	564,000	759,000	791,000	824,000	856,000
1,450,000	414,000	631,000	849,000	885,000	921,000	957,000
1,600,000	459,000	699,000	939,000	979,000	1,019,000	1,059,000
1,750,000	504,000	766,000	1,029,000	1,072,000	1,116,000	1,160,000
1,900,000	549,000	834,000	1,119,000	1,166,000	1,214,000	1,261,000
2,050,000	594,000	901,000	1,209,000	1,260,000	1,311,000	1,362,000

    Note: The amounts shown above are applicable to employees retiring in 2004 at age 65. Average Earnings Credited for Retirement Benefits shown in this table is the highest three-year average of salary and bonus.

        The following table shows the number of credited years of service, for purposes of the benefit table above, for the officers named in the Summary Compensation Table who were not retired as of April 1, 2004. The Compensation covered by the retirement plans is substantially equivalent to the sum of the salary and bonus amounts contained in the Summary Compensation Table.

Name of Individual	Credited Years of Service
Mark Donegan	18
Peter G. Waite	23
William D. Larsson	24
Roger A. Cooke	4
Steven G. Hackett	9

Severance Agreements

        The Company's senior executives are parties to severance agreements with the Company. The agreements generally provide for the payment upon termination of the executive's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change in control of the Company of an amount equal to three times that employee's annual salary and bonus (on an after-excise-tax basis), a lump-sum pension payment based upon three additional years of service and three years of continued coverage under life, accident and health plans. Each executive is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreement). Messrs. Donegan, Waite, Larsson, Cooke and Houlden have each entered into a severance agreement.

Related Transactions

        Prior to the 2002 Annual Meeting of Shareholders, the Company announced that the Board of Directors had implemented a succession plan to accommodate William McCormick's decision to resign as Chief Executive Officer following the meeting and retire as an employee on September 30, 2002. Under that plan, Mr. McCormick agreed to continue as non-employee Chairman of the Company through the August 2003 Annual Meeting of Shareholders and remain available through September 30, 2003 to provide consulting services to the Company. Following the 2003 Annual Meeting of Shareholders, the Board of Directors appointed Mr. Donegan as Chairman and the Company and Mr. McCormick entered into a Consulting Agreement (the "Consulting Agreement") under which Mr. McCormick agreed to provide consulting services to the Company when and as requested by the Chief Executive Officer. Under the Consulting Agreement, Mr. McCormick is entitled to compensation at a rate of $200,000 per year and certain additional benefits, including an office and office support while he is a consultant and health benefit coverage for himself and his family while the Agreement is in effect. The Agreement expires on September 30, 2004 unless terminated earlier by either of the parties. The foregoing benefits supplement the standard retirement benefits to which Mr. McCormick is entitled under the Company's retirement and deferred compensation programs. Mr. McCormick resigned from the Board of Directors effective April 15, 2004.

PROPOSAL 2:    APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors Recommends a Vote "For" Proposal 2

        PricewaterhouseCoopers LLP audited the Company's financial statements for the year ended March 28, 2004 and has been appointed to act as auditors of the Company's financial statements for the fiscal year ending April 3, 2005. While not required, the Board of Directors is submitting this appointment for ratification by the shareholders. If ratification is not obtained, the Board will reconsider the appointment. See "Audit Committee Matters" for information concerning services performed by the auditors. Representatives of PricewaterhouseCoopers will be at the meeting, will be able to make a statement if they wish and will be available to answer your questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table shows information about each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock in April 2004.

Name and Address of Beneficial Owner	Number of Shares Owned[1]	Percent of Outstanding Shares
Fidelity Management and Research Company 82 Devonshire Street Boston, MA 02109	7,343,006	11.75%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	5,012,929	8.02%

1
The amounts listed are based entirely on Form 13Gs filed with the Securities and Exchange Commission by the beneficial owners.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who own more than 10 percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Securities and Exchange Commission. To the Company's knowledge, based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended March 28, 2004, each of its executive officers, directors and persons who owns more than 10 percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.

ANNUAL REPORT AND FORM 10-K

        We have included with this proxy statement a copy of the Company's 2004 Annual Report which includes the Company's Annual Report on Form 10-K. Upon written request the Company will furnish without charge additional copies of the Company's Annual Report. Such requests should be directed to Mr. Roger A. Cooke, Secretary, Precision Castparts Corp., 4650 SW Macadam Avenue, Ste. 440, Portland, OR 97239-4262.

METHOD AND COST OF SOLICITATION

        The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, the Company's employees may request the return of proxies in person or by telephone. We have hired The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist with annual meeting procedures and to solicit proxies for a fee of $5,500. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

DISCRETIONARY AUTHORITY

        While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this proxy statement. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented that we receive notice of after May 19, 2004.

SHAREHOLDER PROPOSALS

        Shareholders wishing to present proposals for action at an annual meeting must do so in accordance with the Company's bylaws. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive office of the Company, not less than 50 days nor more than 75 days prior to that year's annual meeting; provided, however, that in the event less than 65 days' notice or prior public disclosure of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the 15th day following the date on which such notice of the annual meeting was mailed or such public disclosure was made, whichever first occurs. For purposes of the Company's 2005 annual meeting, such notice, to be timely, must be received by the Company between June 3, 2005 and June 28, 2005. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in next year's annual meeting proxy material be received at our principal office by March 4, 2005. Our mailing address is 4650 SW Macadam, Suite 440, Portland, Oregon 97239.

        Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed, stamped envelope.

/s/ ROGER A. COOKE Roger A. Cooke Secretary
Portland, Oregon July 2, 2004

Exhibit A

PRECISION CASTPARTS CORP.
Amended and Restated Audit Committee Charter

I.    Composition

        The Board of Directors (the "Board") of Precision Castparts Corp. and its domestic and foreign subsidiaries (collectively, the "Company") will appoint from among its members an Audit Committee (the "Committee"). The Board will designate the membership of the Committee after considering the recommendation of the Nominating & Corporate Governance Committee. The Committee shall be composed of at least three (3) independent directors, with each member meeting the standards established by the New York Stock Exchange and the Securities and Exchange Commission (the "SEC") with respect to independence, as and when required by those standards, including without limitation the rules relating to compensation of Audit Committee members and simultaneous service on audit committees of multiple public companies. At least one (1) member of the Committee shall have a background in accounting or related financial management expertise and shall qualify as an "audit committee financial expert' as such term is defined from time to time by rule of the SEC. Each member of the Committee shall be financially literate. The Board will designate one of the Committee members to serve as the Chairman of the Committee. Members of the Committee shall be appointed for one (1) year terms, and may be removed by the Board at any time.

II.    Purpose

        The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the integrity of the Company's financial statements, the systems of internal controls established by the Company, the performance of the Company's internal and external audit functions, the qualifications, independence and performance of the Company's independent auditor, the Company's compliance with legal and regulatory requirements, and the maintenance of ethical standards by the Company. The Committee shall also prepare the report that SEC rules require to be included in the Company's annual proxy statement. In fulfilling the foregoing functions, it is the responsibility of the Committee to provide an open avenue of communication between itself and each of management, the internal auditors, the independent auditor and all employees of the Company.

III.    Duties and Responsibilities

        It shall be the duty and responsibility of the Committee to:

  General

  1.
  Meet as often as the Committee determines advisable to fulfill its duties, but not less frequently than quarterly.

  2.
  Meet separately on a periodic basis with management, the Company's internal auditor (or other persons responsible for the internal audit function), and the independent auditor to discuss any matters that the Committee or such groups believe should be discussed privately with the Committee.

  3.
  Make regular reports to the Board, which should include without limitation reviews with the Board of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the Company's internal audit function.

  4.
  Annually review the Committee's own performance and this Charter, discuss the results of the performance review with the full Board, and recommend to the Board any proposed changes to this Charter.

  5.
  Endeavor individually as members of the Committee, through annual attendance at external seminars or by other means, to remain informed regarding the accounting, legal and other relevant developments that affect the duties and responsibilities of the Committee.

  Financial Reporting

  6.
  Review and discuss with management and the independent auditor the Company's annual audited financial statements, including the Company's disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

  7.
  Review and discuss with management and the independent auditor the Company's internal controls report and the independent auditor's attestation of such report before the filing of the Company's Annual Report on Form 10-K.

  8.
  Review and discuss with management and the independent auditor the Company's quarterly financial statements, including the Company's disclosures made in management's discussion and analysis, prior to the filing of the Company's Quarterly Report on Form 10-Q.

  9.
  Review any disclosures made to the Committee by the Company's chief executive officer or chief financial officer during their certification process for the Company's Annual Report on Form 10-K or Quarterly Reports on Form 10-Q about significant deficiencies or material weaknesses in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  10.
  Review and discuss generally with management the Company's earnings press releases (including without limitation the use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may discuss earnings press releases from time to time, or the Committee may direct management to discuss these releases with the Committee prior to issuance by the Company.

  11.
  Review and discuss with management and the independent auditor major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

  12.
  Review analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and discuss such analyses with management and the independent auditor.

  13.
  Review and discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

  14.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management guidelines and policies.

  15.
  Review with the independent auditor matters relating to the conduct of the audit, including matters required to be discussed under Statement on Auditing Standards No. 61. In particular, discuss:

  (a)
  The adoption of any significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

  (b)
  Any difficulties encountered in the course of performing the audit, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

  (c)
  The response of management to any problems or difficulties encountered by the independent auditor in the course of performing the audit.

  (d)
  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  16.
  Review and approve the Audit Committee Report that SEC rules require to be included in the Company's annual proxy statement.

  Oversight of the Company's Relationship with the Independent Auditor

  17.
  Have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The independent auditor shall report directly to the Committee, and the Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing related work. The Committee shall consult with management, but shall not delegate the responsibilities set forth in this paragraph.

  18.
  Pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms of such services) to be performed for the Company by the independent auditor.

  19.
  Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and, in order to assess the auditor's independence, (d) all relationships between the independent auditor and the Company.

  20.
  Review and evaluate with the independent auditor the experience, performance and independence of the lead partner of the independent auditor and, if deemed advisable, the other senior members of the independent auditor team.

  21.
  Evaluate the qualifications, performance and independence of the independent auditor, taking into account the opinions of management and the Company's internal auditor (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with respect to the independent auditor to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

  22.
  Set policies for the Company's hiring of employees or former employees of the current or former independent auditor.

  23.
  Review communications between the independent auditor team and the audit team's national office respecting issues presented by the engagement.

  24.
  Review the scope-and-approach of the annual audit with the independent auditor prior to the commencement of the audit.

  Oversight of the Company's Internal Audit Function

  25.
  Ensure through reports of the independent auditor, the internal auditor and otherwise as deemed appropriate by the Committee that the Company has an internal audit function and internal controls and procedures, which must at least consist of an appropriate control process for reviewing and approving the Company's internal transactions and accounting.

  26.
  Review and approve the appointment or replacement of the outside audit firm engaged to conduct the internal audit function (if an outside audit firm is engaged for this purpose), and approve all fees and terms of the engagement. The Committee shall review and approve the appointment or replacement of the senior internal auditing personnel if Company personnel are used to conduct the internal audit function.

  27.
  Review with the internal auditors:

  (a)
  Significant findings as they occur during the year, management's responses thereto, and the internal auditors' recommendations to address the weaknesses they identified in the Company's internal control.

  (b)
  Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

  (c)
  Any changes requested by the Committee in the planned scope of the internal audit.

  28.
  Review with management:

  (a)
  Significant findings of the internal auditors as such findings occur during the year and management's responses thereto, including the timetable for implementation of the internal auditors' recommendations to address identified weaknesses in internal control.

  (b)
  Any difficulties encountered by the internal auditors in the course of their audits, including any restrictions on the scope of their work or access to required information.

  Compliance Oversight Responsibilities

  29.
  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and (c) the communication of complaints and concerns to the Committee Chairman. These procedures may include, but need not be limited to, establishing and promoting the availability of a confidential toll-free hotline for communication to the Committee Chairman.

  30.
  Obtain reports from management, the internal auditor and the independent auditor that the Company is in conformity with applicable legal requirements, and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations. Review reports and disclosures of insider and affiliated party transactions.

  31.
  Discuss promptly with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

  32.
  Review quarterly with the Company's legal advisors and others any legal, tax or regulatory matters that may have a material impact on the Company's operations, financial statements or compliance policies, and develop policies or processes to remedy any such matters that are identified.

  33.
  Review and assess the Company's processes for administering its Code of Business Conduct and Ethics and recommend changes as necessary.

  34.
  Review annually with the internal auditor its review of employee compliance with the Code of Business Conduct and Ethics.

IV.    Other Provisions

  1.
  The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigation.

  2.
  The Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain outside legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  3.
  The Committee shall receive appropriate funding from the Company, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, payment of compensation to any advisors employed by the Committee, and payment of expenses of the Committee that are necessary or appropriate in carrying out its duties.

  4.
  The Committee may form and delegate authority to subcommittees as appropriate. However, the Board may not allocate the responsibilities of this Committee to any other committees

  5.
  The Committee may designate a non-member to serve as secretary at committee meetings to keep meeting minutes.

  6.
  A current version of this Charter will be included on the Company's website, and made available in print to any Company shareholder who requests it. In addition, this availability of this Charter will be stated in the Company's annual report.

V.    Limitation of Audit Committee's Role

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee, separate from the Board, to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Business Conduct and Ethics.

Adopted by the Board:    May 21, 2003

Amended by the Board:    May 19, 2004

PROXY (Front Side)

1.	ELECTION OF DIRECTORS	FOR all nominees ☒ listed below	WITHHOLD AUTHORITY to vote for all nominees listed below ☒	*EXCEPTIONS ☒

Nominees:        Peter R. Bridenbaugh, Steven G. Rothmeier and J. Frank Travis
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
	FOR ☒	AGAINST ☒	ABSTAIN ☒
The shares represented by this proxy will be voted in accordance with the instructions given.				Please check here if you plan to attend the meeting in person ☒
Please sign exactly as your name appears on this card. Persons signing as executor, administrator, trustee, custodian or in any other official or representative capacity should sign their full title.
Dated:	, 2004

Signatures(s)

Votes must be indicated
Please mark, date, sign and return this proxy card promptly using the enclosed envelope.	(x) in Black or Blue ink. ☒

PROXY (Back Side)

PRECISION CASTPARTS CORP.

PROXY

        The undersigned, revoking all prior proxies, hereby appoints Mark Donegan, William D. Larsson and Roger A. Cooke and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Precision Castparts Corp. (the "Company") to be held on Wednesday, August 11, 2004, or at any adjournment thereof, all shares of the undersigned in the Company.

        The shares represented by this proxy will be voted in accordance with the instructions given.

        This Proxy is solicited on behalf of the Company's Board of Directors.    The Board of Directors recommends a vote FOR each of the nominees and FOR the Proposal.

        Unless contrary instructions are given, the shares will be voted for the Nominees, for the Proposal and on any other business that may properly come before the meeting in accordance with the recommendations of the management.

        Receipt is acknowledged of the notice and proxy statement relating to this meeting.

(Continued and to be dated and signed on the reverse side.)

                        PRECISION CASTPARTS CORP.
                        P.O. BOX 11420
                        NEW YORK, NY 10203-0420

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS We Recommend a Vote "For" All Nominees
Board of Directors and Committees
Corporate Governance
Audit Committee Disclosure
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
PROPOSAL 2: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
  Exhibit A
PRECISION CASTPARTS CORP. Amended and Restated Audit Committee Charter